Exhibit 99.1

FOR IMMEDIATE RELEASE

HERTZ ANNOUNCES MARK FRISSORA TO STEP DOWN AS CHAIRMAN AND CEO

Brian P. MacDonald, President and CEO of Hertz Equipment Rental Business,
to Serve as Interim CEO of Hertz

Independent Lead Director Linda Fayne Levinson
Appointed Independent Non-Executive Chair of the Board

NAPLES, Fla., September 8, 2014 – Hertz Global Holdings, Inc. (NYSE: HTZ) (“Hertz” or “the Company”) today announced that Mark Frissora has stepped down for personal reasons as the Company’s Chairman and Chief Executive Officer. The Hertz Board of Directors has appointed Brian P. MacDonald, President and Chief Executive Officer of Hertz Equipment Rental Corporation (HERC), to serve as interim Chief Executive Officer of Hertz. In addition, Linda Fayne Levinson, Independent Lead Director of the Hertz Board, has been appointed Independent Non-Executive Chair of the Board. The Hertz Board has initiated a search process to identify a permanent CEO. The search process will be led by the Board’s Nominating and Governance Committee, which consists solely of independent directors, with the assistance of an executive search firm. Internal and external candidates will be considered.

Ms. Levinson commented, “During Mark’s tenure, Hertz has transformed from a single on-airport car rental brand to a world leading rental car company with a portfolio of brands that reach multiple consumer and business segments both on- and off-airport. With the acquisition of Donlen, not only did he bring the Company into fleet leasing, but acquired important technology that gives both leasing and car rental a competitive advantage. We appreciate his strong commitment to Hertz.”

Ms. Levinson continued, “We are fortunate to have a proven leader of Brian’s caliber and experience to step into the CEO role on an interim basis while the Board conducts its search process. Since joining the Company, he has hit the ground running. He is a hands-on leader, and we know that he will be actively leading the Company forward executing our strategic imperatives during this period. Brian has the Board’s full support to execute the changes needed to drive shareholder value. We are confident that Brian’s abilities and experience at Hertz and elsewhere, together with the talent of the current management team, will ensure a smooth leadership transition for the benefit of all our stakeholders.”

Mr. MacDonald brings a strong record to Hertz, having successfully led major corporate turnarounds at other companies, including Sunoco, Inc. and Isuzu Motors Limited. He also brings significant finance and accounting experience from his prior executive role at Dell, Inc., as Chair of the Audit Committee of CSC (formerly Computer Sciences Corporation) and as a former director and member of the Audit Committee of the Board of Directors at Ally Financial, Inc., where he was appointed as a director designee by the U.S. Treasury Department.

Mr. MacDonald commented, “I am honored to take on the role of interim CEO during this important time for our company. Hertz is a great business, and I look forward to working closely with the Board, senior leadership team and our dedicated and hard-working employees as we build an even stronger future for Hertz.”

Ms. Levinson concluded, “The Board, and all of us at Hertz, are focused on improving our recent performance. We are addressing our challenges head-on and are confident that the actions underway will enable us to move the Company forward with great success. Hertz has a strong foundation in place, and we have a clear strategic direction that we believe will create significant additional value for Hertz shareholders. We are committed to ensuring that the Company fully capitalizes on these strengths, and we look forward to continuing our dialogue with shareholders as we execute on our plans.”

The Company remains focused on continuing to run its business and is committed to executing its strategic priorities, including continuing to advance the planned separation of the Company’s equipment rental business into a separate, publicly traded company; further integrating and gaining the synergies of Dollar Thrifty; expanding Hertz’s off-airport footprint; and building on the Company’s success with Donlen leasing.

About Brian P. MacDonald

Brian P. MacDonald has served as President and Chief Executive Officer of Hertz Equipment Rental Corporation since June 2014.

Prior to joining Hertz, Mr. MacDonald served as President and Chief Executive Officer of ETP Holdco Corp., an entity formed following Energy Transfer Partners’ $5.3 billion acquisition of Sunoco, Inc. in 2012, where Mr. MacDonald had served as Chairman, President and Chief Executive Officer prior to ETP’s acquisition of Sunoco. Mr. MacDonald joined Sunoco in 2009 as Senior Vice President and Chief Financial Officer. During his tenure with Sunoco, the Company undertook a substantial restructuring to strengthen and transform the organization and better position it for growth. Sunoco exited unprofitable operations, significantly reduced costs, improved efficiencies, and refocused on established high-return businesses.

Prior to Sunoco, Mr. MacDonald worked at Dell, Inc. as Chief Financial Officer of the Large Enterprise Business Unit, overseeing all aspects of its financial management, and was involved with the Company’s accounting restatement. Before becoming the unit’s CFO in 2008, he served as Dell’s corporate Vice President and Treasurer. In this role, Mr. MacDonald led Dell’s mergers and acquisitions organization and headed the Company’s global treasury group.

Prior to Dell, Mr. MacDonald served in several financial management roles at General Motors Corporation, including at Isuzu Motors Limited, a $12 billion Japanese public company that was 49 percent owned by General Motors at the time and Treasurer of GM Canada, a $28 billion operating subsidiary.

Mr. MacDonald serves on the board of directors of CSC (formerly Computer Sciences Corporation) and previously served as a director at Ally Financial, Inc. where he was appointed as a director designee by the U.S. Treasury Department. He earned a Bachelor of Science from Mount Allison University and received a Masters in Business Administration from McGill University.

About Linda Fayne Levinson

Linda Fayne Levinson is Independent Lead Director of the Hertz Board of Directors. Ms. Levinson joined the Hertz Board in 2012, and is currently Chair of the Nominating and Governance Committee, and a member of the Compensation Committee.

Ms. Levinson has extensive industry, strategic, general management, investment experience and board experience. She has worked in multiple segments of the travel industry, including airlines early in her career and again as a partner at Wings Partners when they took Northwest Airlines private; at American Express where she led the leisure travel agency and tour business; and as a Board Director and investor in lastminute.com, an early entrant into digital distribution. Ms. Levinson gained strategic and diverse industry experience at McKinsey & Co where she was the first woman named a partner. She has both investment and technology experience as a partner at GRP Partners, a venture capital firm, where she invested and helped grow multiple e-commerce and search companies and built successful public companies. Ms. Levinson is an experienced corporate director, expert in succession planning, corporate governance and executive compensation, serving on multiple Boards and chairing both Compensation and Nominating and Governance Committees as well as serving as Lead Independent Director of NCR from 2007 to 2013. Ms. Levinson’s extensive management and leadership experience, her in-depth knowledge of corporate governance issues and her diversity of perspective provide the Company with valuable insight with regard to Hertz’s global operations.

About Hertz

Hertz operates its car rental business through the Hertz, Dollar, Thrifty and Firefly brands from approximately 11,465 corporate and franchisee locations in North America, Europe, Latin and South America, Asia, Australia, Africa, the Middle East and New Zealand. Hertz is the largest worldwide airport general use car rental brand, operating from approximately 9,985 corporate and franchisee locations in approximately 145 countries. Our Dollar and Thrifty brands have approximately 1,385 corporate and franchisee locations in approximately 75 countries and our Firefly brand has approximately 95 corporate and franchisee locations in 15 countries. Our Hertz brand name is one of the most recognized in the world, signifying leadership in quality rental services and products. We are one of the only car rental companies that has an extensive network of company-operated rental locations both in the United States and in all major European markets. We believe that we maintain the leading airport car rental brand market share, by overall reported revenues, in the United States and at approximately 130 major airports in Europe where we have company-operated locations and where data regarding car rental concessionaire activity is available. We believe that we also maintain the second largest market share, by overall reported revenues, in the off-airport car rental market in the United States. In our equipment rental business segment, we rent equipment through approximately 335 branches in the United States, Canada, France, Spain, the United Kingdom, China and Saudi Arabia, as well as through our international franchisees. We and our predecessors have been in the car rental business since 1918 and in the equipment rental business since 1965. We also own Donlen Corporation, or “Donlen,” based in Northbrook, Illinois, which is a leader in providing fleet leasing and management services. We have a diversified revenue base and a highly variable cost structure and are able to dynamically manage fleet capacity, the most significant determinant of our costs.

Forward Looking Language

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results. These forward-looking statements involve risks, uncertainties and assumptions. Many factors could affect our actual financial and operating results and could cause actual results to differ materially from those expressed in the forward-looking statements, due to a variety of important factors, both positive and negative.

Additional information concerning these factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K.

The Company therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations:
Hertz
Leslie Hunziker
(239) 552-5700
lhunziker@hertz.com

Media:
Hertz
Richard Broome
(239) 552-5558
rbroome@hertz.com

Joele Frank
Barrett Golden, Alyssa Cass or Dan Moore
(212) 355-4449